UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  January 29, 2016

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on January 21, 2016, ITT Educational Services, Inc. (the “Company”) entered into a Stipulation and Agreement of Settlement (the “Stipulation”) to settle three shareholder derivative actions: (1) Wilfred v. Modany, et al., Case No. 13-cv-3110-JPO (S.D.N.Y.), including all cases consolidated thereunder (the “Wilfred Action”); (2) Lawrence v. Modany, et al., Case No. 14-cv-2106-TWP-DML (S.D. Ind.) (the “Lawrence Action”); and (3) McKee v. Modany, et al., Cause No. 49D07-1507-PL-021891 (Ind. Super. Ct.) (the “McKee Action”) (collectively, the “Actions”).  The Actions and the proposed settlement, which remains subject to court approvals, are described in greater detail in the Current Report on Form 8-K filed by the Company on January 22, 2016.

On January 29, 2016, the U.S. District Court for the Southern District of New York (the “Court”) entered an order granting preliminary approval of the proposed settlement.  The Court has scheduled a hearing for the consideration of final approval of the proposed settlement on April 6, 2016, as described in the Notice to Current ITT Stockholders (the “Notice”), a copy of which is being furnished with this Report as Exhibit 99.1. The Company files this Current Report on Form 8-K and the attached Notice pursuant to the terms of the Stipulation and the Court’s January 29, 2016 order.  The Notice and the Stipulation may be found on the investor relations portion of the Company’s website at www.ittesi.com.

Item 9.01                   Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is being furnished herewith:

Exhibit No.                                    Description

99.1	Notice to Current ITT Stockholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2016

ITT Educational Services, Inc.

By:           /s/ Ryan L. Roney
       Name: Ryan L. Roney
       Title: Executive Vice President, Chief
Administrative and Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.                                           Description

99.1                                           Notice to Current ITT Stockholders

4